[The Montana Power Company Legal Department Letterhead]





                                                               Exhibit 5(a)



                                             July 21, 1998





          The Montana Power Company
          40 East Broadway
          Butte, Montana  59701


          Dear Sirs:


                    With respect to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on or about the date hereof, contemplating the sale by The Montana Power Company of 2,000,000 additional shares of its Common Stock ("Stock") and Preferred Share Purchase Rights ("Rights") pursuant to the Company's 1998 Long-Term Incentive Plan, I am of the opinion that:


                    1. The Company is a corporation duly organized and validly existing under the laws of the State of Montana and qualified to do business in the States of Idaho and Wyoming.

                    2. All of the outstanding shares of the Stock are legally issued, fully paid and nonassessable and the Rights appurtenant to the Stock are legally issued.

                    3. All action necessary to make any authorized but unissued shares of the Stock which may be purchased from the Company pursuant to the Plan legally issued, fully paid and nonassessable and the Rights appurtenant to the Stock legally issued will have been taken when:

                         (a) the Registration Statement shall have become effective;

                         (b) an appropriate order or orders of the Public Service Commission of Montana shall have authorized the issuance and sale of the Stock;

                         (c) appropriate action shall have been taken by the Company's Board of Directors with respect to the issuance and sale of the Stock;

                         (d)  the   Stock  shall   have  been   issued  and
                    delivered for the consideration contemplated in the Registration Statement; and

                         (e) the Rights appurtenant to the Stock shall have been issued in accordance with the terms of the Rights Agreement, dated as of June 6, 1989, between The Montana Power Company and First Chicago Trust Company of New York, as Rights Agent.

                    I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and the use of my name, as counsel therein.

                                             Very truly yours,

                                             /s/ Michael E. Zimmerman


                                             MICHAEL E. ZIMMERMAN